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                                                                    EXHIBIT 3.30

                            CERTIFICATE OF AMENDMENT
                         OF THE ARTICLES OF ORGANIZATION
                                       OF

                                 NHW AUBURN, LLC

             UNDER SECTION 211 OF THE LIMITED LIABILITY COMPANY LAW

          FIRST:   The name of the limited liability company is NHW Auburn, LLC.

          SECOND: The initial articles of organization of the limited liability company were filed March 27, 1996, under the name of NHW Auburn, LLC.

          THIRD:   The articles of organization are amended by this certificate to change the post office address of the company.

          FOURTH: Paragraph "THIRD" of the articles of organization is amended and substituted in full to read as follows:

          THIRD:   The secretary of state is designated as agent of
     the limited liability company upon whom process against it may be served. The post office address within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is c/o Owens-Brockway Glass Container Inc., One SeaGate, Toledo, Ohio 43666, Attention: James L. Seving, Controller.

          FIFTH:   Paragraph "FOURTH" of the articles of organization is amended and substituted in full to read as follows:

          FOURTH:  The limited liability company is to be managed by its member.

          IN WITNESS WHEREOF this certificate has been subscribed as of the 13th day of December, 1999, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

                                             /s/ David C. Notting
                                             ----------------------------------
                                             David C. Notting, Member

                                             /s/ James E. Herr
                                             ----------------------------------
                                             James E. Herr

                                             /s/ Charles C. Wallace
                                             ----------------------------------
                                             Charles C. Wallace, Jr

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                            CERTIFICATE OF AMENDMENT

                                       OF

                                 NHW AUBURN, LLC

             UNDER SECTION 211 OF THE LIMITED LIABILITY COMPANY LAW

                                                                         [STAMP]

                                                Filer:

                                                Colleen Parks Andriano
                                                Bond, Schoeneck & King, LLP
                                                111 Washington Avenue
                                                Albany, New York 12210-2211

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